Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports full year and fourth quarter
fiscal 2024 financial results;
announces dividend increase

Broad-based, durable growth across the company, including Cranial & Spinal Technologies, Diabetes, Cardiac Pacing, Surgical, and Structural Heart; gaining momentum as company enters new product cycles across many high-growth markets

DUBLIN – May 23, 2024 – Medtronic plc (NYSE:MDT) today announced financial results for its fourth quarter (Q4) and fiscal year 2024 (FY24), which ended April 26, 2024.

Key Highlights
•Q4 revenue of $8.6 billion increased 0.5% as reported and 5.4% organic
•Q4 GAAP diluted earnings per share (EPS) of $0.49; non-GAAP diluted EPS of $1.46

•FY24 revenue of $32.4 billion increased 3.6% as reported and 5.2% organic
•FY24 GAAP diluted EPS of $2.76; non-GAAP diluted EPS of $5.20
•FY24 cash from operations of $6.8 billion increased 12%; FY24 free cash flow of $5.2 billion increased 14%
•Company returned $5.5 billion to shareholders in FY24, including $1.6 billion through net share repurchases in Q4
•Company issues FY25 guidance
•Dividend increased to $0.70 per share quarterly, annual $2.80 per share; 47th consecutive year of dividend increases
•Received U.S. FDA approval for Evolut™ FX+ TAVR system and Inceptiv™ closed-loop spinal cord stimulator; received China National Medical Products Administration (NMPA) approval for Symplicity Spyral™ renal denervation system; submitted Affera Sphere-9™ ablation catheter and Simplera Sync™ CGM to U.S. FDA seeking approval

Q4 Financial Results
Medtronic reported Q4 worldwide revenue of $8.589 billion, an increase of 0.5% as reported and 5.4% on an organic basis. The company’s organic revenue results reflect broad-based growth across the company, with mid-single digit or higher organic revenue growth in all four segments. The organic revenue growth comparison excludes:
•$57 million of current year revenue and $114 million of prior year revenue reported as Other, stemming from business separations and product line exits;
•$72 million of unfavorable impact from foreign currency translation on the remaining segments; and
•$265 million of prior year revenue from a one-time intellectual property (IP) agreement, which was reported in the Structural Heart & Aortic division in the Cardiovascular Portfolio

As reported, Q4 GAAP net income and diluted EPS were $654 million and $0.49, respectively, decreases of 45% and 44%, respectively. As detailed in the financial schedules included at the end of this release, Q4 non-GAAP net income and non-GAAP diluted EPS were $1.929 billion and $1.46, respectively, decreases of 8% and 7%, respectively. Included in Q4 non-GAAP diluted EPS was a 7 cent, or 4%, unfavorable impact from foreign currency translation.

FY24 Financial Results
Medtronic reported FY24 worldwide revenue of $32.364 billion, an increase of 3.6% as reported and 5.2% on an organic basis. The FY24 organic revenue growth comparison excludes:
•$111 million of current year revenue and $358 million of prior year revenue reported as Other, stemming from business separations and product line exits;
•$43 million of favorable impact from foreign currency translation on the remaining segments; and
•$265 million of prior year revenue from a one-time IP agreement.

FY24 GAAP net income and diluted earnings per share (EPS) were $3.676 billion and $2.76, respectively, both representing decreases of 2%. As detailed in the financial schedules included at the end of this release, fiscal year 2024 non-GAAP net income and non-GAAP diluted EPS were $6.918 billion and $5.20, respectively, both representing decreases of 2%. Included in FY24 non-GAAP diluted EPS was a 33 cent unfavorable impact from foreign currency translation. FY24 non-GAAP diluted EPS on a constant currency basis increased 5%.

FY24 cash from operations of $6.787 billion increased 12%. FY24 free cash flow of $5.200 billion increased 14%, representing free cash flow conversion from non-GAAP net earnings of 75%. Growth was driven by improvements in working capital.

“We delivered a strong finish to the fiscal year, with broad strength across our businesses and each of our four segments posting mid-single digit or higher organic revenue growth,” said Geoff Martha, Medtronic chairman and chief executive officer. “Our momentum is building into the new fiscal year. We’re beginning new product cycles in some of MedTech’s most attractive markets, which is further enhanced as we apply AI across our portfolio. We are very optimistic about what we can achieve in fiscal ’25 and beyond.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. FY24 revenue of $11.831 billion increased 2.7% as reported and 5.0% organic, with a high-single digit increase in SHA, mid-single digit increase in CPV, and a low-single digit increase in CRHF, all on an organic basis. Q4 revenue of $3.130 billion decreased 5.2% as reported and increased 4.0% organic, with mid-single digit organic increases in SHA and CPV, and a low-single digit organic increase in CRHF.
•CRHF Q4 results included low-single digit growth in Cardiac Rhythm Management, driven by high-single digit growth in Cardiac Pacing Therapies, including low-20s growth in Micra™ transcatheter pacing systems; Cardiac Ablation Solutions grew mid-single digits, with declines in cryoablation more than offset by strong growth in pulsed field ablation (PFA)
•SHA Q4 results driven by high-single digit growth in Structural Heart and Cardiac Surgery; Structural Heart had double digit growth in Western Europe and Japan on the continued adoption of the Evolut™ FX transcatheter aortic valve replacement (TAVR) system
•CPV in Q4 delivered mid-single digit Coronary growth with strength in guide catheters and balloons; Peripheral Vascular Health also grew mid-single digits, with mid-teens growth in drug-coated balloons and vascular embolization products
•Received U.S. FDA approval for Evolut™ FX+ TAVR system in March, with early commercial experience this spring 2024 and full product launch in summer 2024; Launched Avalus Ultra™ surgical aortic tissue value in the U.S.; Symplicity Spyral™ renal denervation system received National Medical Products Administration (NMPA) approval in China and license from Health Canada
•One-year results from SMART trial simultaneously presented at American College of Cardiology and published in The New England Journal of Medicine in

April, demonstrating Medtronic Evolut™ TAVR platform as optimal treatment for severe aortic stenosis in patients with small annuli, which is primarily women
•First-in-human data studying the Sphere-360™ PFA catheter presented at European Heart Rhythm Association annual meeting in April; one-year results from SPHERE-PER AF pivotal study of the Sphere-9™ pulsed field (PF) and radiofrequency (RF) ablation, and high density (HD) mapping catheter with the Affera cardiac mapping and navigation platform presented at Heart Rhythm last week, system has been submitted to U.S. FDA seeking approval

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. FY24 revenue of $9.406 billion increased 5.0% as reported and 5.2% organic, with a high-single digit increase in CST, mid-single digit increase in Specialty Therapies, and a low-single digit increase in Neuromodulation, all on an organic basis. Q4 revenue of $2.545 billion increased 5.6% as reported and 6.5% organic, with a high-single digit increase in CST, a mid-single digit increase in Neuromodulation, and low-single digit increase in Specialty Therapies, all on an organic basis.
•CST Q4 performance driven by continued adoption of the AiBLE™ ecosystem, with mid-teens growth in Neurosurgery on strong capital equipment sales, high-single digit growth in Biologics, and mid-single digit growth in Core Spine
•Specialty Therapies Q4 results driven by high-single digit growth in ENT, with strength in power capital and disposables and localized drug delivery sinus implants; Neurovascular declined low-single digits, as declines in China due to volume-based procurement tenders offset strength in flow diversion products; Pelvic Health increased mid-single digits on continued adoption of the InterStim X™ system
•Neuromodulation in Q4 delivered low-double digit growth in Brain Modulation on the launch of the Percept™ RC neurostimulator with BrainSense™ technology; Pain Therapies grew mid-single digits, including low-double digit growth in Targeted Drug Delivery and low-single digit growth in Pain Stim

•Received U.S. FDA approval for Inceptiv™ closed-loop spinal cord stimulator on last day of Q4; received U.S. FDA clearance for OsteoCool™ 2.0 bone tumor ablation system in Q4, with broad market launch planned later this calendar year

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Acute Care & Monitoring (ACM) divisions. FY24 revenue of $8.417 billion increased 5.4% as reported and 4.7% organic, with a mid-single digit increase in SE and low-single digit increase in ACM, both on an organic basis. Q4 revenue of $2.198 billion increased 3.5% as reported and 4.5% organic, with mid-single digit organic growth in SE and low-single digit organic growth in ACM.
•SE Q4 results included high-single digit growth in General Surgical Technologies, with strength in wound management and hernia products, low-single digit growth in Advanced Surgical Technologies, and high-single digit growth in Endoscopy on strength of capital sales
•ACM Q4 performance driven by mid-single digit growth in Blood Oxygen Management on strong sales of Nellcor™ pulse oximetry products, and mid-single digit growth in Airways, driven by strong McGRATH™ MAC video laryngoscope demand
•Launched Touch Surgery™ Live Stream and 14 new AI-driven algorithms on the Touch Surgery™ Performance Insights platform for laparoscopic and robotic-assisted procedures; received U.S. FDA clearance for the BIS™ Advance anesthesia monitor; started enrollment in two new U.S. indication studies for the Hugo™ robotic-assisted surgery system: Hernia and Gynecology

Diabetes
Diabetes FY24 revenue of $2.488 billion increased 10.0% as reported and 8.6% organic. Q4 revenue of $660 million increased 10.9% as reported and 11.1% organic.
•U.S. Q4 revenue grew low-double digits on the continued launch of the MiniMed™ 780G system; high-forties growth in U.S. insulin pump sales with strong growth in sales to new patients

•Non-U.S. Developed Markets grew high-single digits on continued MiniMed™ 780G system adoption and increased CGM attachment rates
•Submitted Simplera Sync™ CGM to U.S. FDA in Q4 seeking approval for use with the MiniMed™ 780G system

Guidance
The company today issued its fiscal year 2025 (FY25) revenue growth and EPS guidance.

The company is guiding to FY25 organic revenue growth in the range of 4% to 5%. The organic revenue growth guidance excludes the impact of foreign currency exchange and revenue reported as Other. Including Other revenue and the impact of foreign currency exchange, if recent foreign currency exchange rates hold, FY25 revenue growth on a reported basis would be in the range of 2.4% to 3.7%.

The company is guiding to FY25 diluted non-GAAP EPS in the range of $5.40 to $5.50, including an estimated 5% unfavorable impact from foreign currency exchange based on recent rates. This would represent FY25 diluted non-GAAP EPS growth in the range of 4 to 6%.

Dividend Increase
The company today announced that effective May 22, 2024, the Medtronic board of directors approved an increase in Medtronic’s cash dividend for the first quarter of fiscal year 2025, raising the quarterly amount to $0.70 per ordinary share. This would translate into an annual amount of $2.80 per ordinary share. Medtronic has a long history of dividend growth, and the company is a constituent of the S&P 500 Dividend Aristocrats index. Today's announcement marks the 47th consecutive year of an increase in the dividend payment. Including today's increase, Medtronic's dividend per share has grown by 30% over the past 5 years, 130% over the past 10 years, and has grown at a 16% compounded annual growth rate over the past 47 years.

Medtronic has a strong track record of returning capital to its shareholders, including $5.5 billion in fiscal year 2024. The company remains committed to returning a minimum of 50% of its free cash flow to shareholders, primarily through dividends, and to a lesser extent, share repurchases. The dividend is payable on July 12, 2024, to shareholders of record at the close of business on June 28, 2024.

“We delivered on our commitments in the fourth quarter and the fiscal year, driving durable revenue growth, improved earnings power, and strong free cash flow,” said Karen Parkhill, Medtronic EVP & chief financial officer. “Our fiscal 2025 guidance, along with our dividend increase and recent share repurchase, reflects our confidence in our continued trajectory.”

Video Webcast Information
Medtronic will host a video webcast today, May 23, at 8:00 a.m. EDT (7:00 a.m. CDT) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY25 first, second, third, and fourth quarter results on Tuesday, August 20, 2024, November 19, 2024, February 18, 2025, and Thursday, May 22, 2025, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules and Earnings Presentation
The fourth quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic

Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE:MDT), visit www.Medtronic.com and follow on X and LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2023.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	FOURTH QUARTER							FISCAL YEAR
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24(4)	Adjusted FY23(5)	Adjusted Growth	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24(4)	Adjusted FY23(5)	Adjusted Growth
Cardiovascular	$3,130	$3,302	(5.2)%	$(28)	$3,158	$3,037	4.0%	$11,831	$11,522	2.7%	$12	$11,819	$11,257	5.0%
Cardiac Rhythm & Heart Failure	1,587	1,567	1.3	(15)	1,602	1,567	2.2	5,995	5,783	3.7	11	5,984	5,783	3.5
Structural Heart & Aortic	883	1,105	(20.1)	(6)	889	840	5.8	3,358	3,363	(0.1)	11	3,347	3,098	8.0
Coronary & Peripheral Vascular	660	631	4.6	(7)	667	631	5.7	2,478	2,375	4.3	(10)	2,488	2,375	4.8
Neuroscience	2,545	2,410	5.6	(21)	2,566	2,410	6.5	9,406	8,959	5.0	(16)	9,422	8,959	5.2
Cranial & Spinal Technologies	1,291	1,198	7.8	(11)	1,302	1,198	8.7	4,756	4,451	6.9	(11)	4,767	4,451	7.1
Specialty Therapies	778	763	2.0	(9)	787	763	3.1	2,905	2,815	3.2	(12)	2,917	2,815	3.6
Neuromodulation	475	449	5.8	(1)	476	449	6.0	1,746	1,693	3.1	7	1,739	1,693	2.7
Medical Surgical	2,198	2,124	3.5	(22)	2,220	2,124	4.5	8,417	7,989	5.4	16	8,512	8,127	4.7
Surgical & Endoscopy	1,705	1,638	4.1	(15)	1,720	1,638	5.0	6,508	6,152	5.8	20	6,488	6,152	5.5
Acute Care & Monitoring	492	486	1.2	(6)	498	486	2.5	1,908	1,837	3.9	(4)	2,024	1,975	2.5
Diabetes	660	595	10.9	(1)	661	595	11.1	2,488	2,262	10.0	31	2,457	2,262	8.6
Other (2)	57	114	(50.0)	(3)	—	—	—	221	495	(55.4)	(12)	—	—	—
TOTAL	$8,589	$8,544	0.5%	$(75)	$8,604	$8,165	5.4%	$32,364	$31,227	3.6%	$31	$32,210	$30,604	5.2%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, which primarily includes the Company's ventilator product line and the Renal Care Solutions (RCS) business.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) The three and twelve months ended April 26, 2024 excludes $57 million and $111 million, respectively, of inorganic revenue related to the activity noted in (2) and $72 million of unfavorable currency impact and $43 million of favorable currency impact on the remaining segments, respectively. The fiscal year organic revenue calculation reclassifies the first nine months of ventilator product line revenue of $110 million from the Other line to the Acute Care and Monitoring division of the Medical Surgical Portfolio.
(5) The three and twelve months ended April 28, 2023 excludes $379 million and $623 million, respectively, of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences in April 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio, and
•$114 million and $358 million, respectively, of inorganic revenue related to the activity noted in (2). The fiscal year organic revenue calculation reclassifies the first nine months of ventilator product line revenue of $138 million from the Other line to the Acute Care and Monitoring division of the Medical Surgical Portfolio.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	FOURTH QUARTER						FISCAL YEAR
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY24	FY23	Growth	Adjusted FY24(4)	Adjusted FY23(5)	Growth	FY24	FY23	Growth	Adjusted FY24(4)	Adjusted FY23(5)	Growth
Cardiovascular	$1,448	$1,737	(16.6)%	$1,448	$1,472	(1.6)%	$5,597	$5,796	(3.4)%	$5,597	$5,531	1.2%
Cardiac Rhythm & Heart Failure	791	819	(3.4)	791	819	(3.4)	3,037	3,052	(0.5)	3,037	3,052	(0.5)
Structural Heart & Aortic	366	625	(41.4)	366	360	1.7	1,453	1,622	(10.4)	1,453	1,357	7.1
Coronary & Peripheral Vascular	291	293	(0.7)	291	293	(0.7)	1,107	1,122	(1.3)	1,107	1,122	(1.3)
Neuroscience	1,692	1,581	7.0	1,692	1,581	7.0	6,305	6,018	4.8	6,305	6,018	4.8
Cranial & Spinal Technologies	936	855	9.5	936	855	9.5	3,495	3,259	7.2	3,495	3,259	7.2
Specialty Therapies	439	422	4.0	439	422	4.0	1,641	1,608	2.1	1,641	1,608	2.1
Neuromodulation	317	304	4.3	317	304	4.3	1,169	1,151	1.6	1,169	1,151	1.6
Medical Surgical	954	919	3.8	954	919	3.8	3,717	3,549	4.7	3,759	3,604	4.3
Surgical & Endoscopy	679	653	4.0	679	653	4.0	2,650	2,541	4.3	2,650	2,541	4.3
Acute Care & Monitoring	275	266	3.4	275	266	3.4	1,067	1,008	5.9	1,109	1,063	4.3
Diabetes	223	199	12.1	223	199	12.1	852	849	0.4	852	849	0.4
Other (3)	26	39	(33.3)	—	—	—	91	160	(43.1)	—	—	—
TOTAL	$4,343	$4,476	(3.0)%	$4,317	$4,171	3.5%	$16,562	$16,373	1.2%	$16,514	$16,003	3.2%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, which primarily includes the Company's ventilator product line and the Renal Care Solutions (RCS) business.
(4) The three and twelve months ended April 26, 2024 excludes $26 million and $48 million, respectively, of inorganic revenue related to the activity noted in (3). The fiscal year organic revenue calculation reclassifies the first nine months of ventilator product line revenue of $42 million from the Other line to the Acute Care and Monitoring division of the Medical Surgical Portfolio.
(5) The three and twelve months ended April 28, 2023 excludes $304 million and $370 million, respectively, of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences in April 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio, and
•$39 million and $105 million, respectively, of inorganic revenue related to the activity noted in (3). The fiscal year organic revenue calculation reclassifies the first nine months of ventilator product line revenue of $55 million from the Other line to the Acute Care and Monitoring division of the Medical Surgical Portfolio.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	FOURTH QUARTER							FISCAL YEAR
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(4)	Adjusted FY24(5)	Adjusted FY23(6)	Growth	FY24	FY23	Growth	Currency Impact(4)	Adjusted FY24(5)	Adjusted FY23(6)	Growth
U.S.	$1,448	$1,737	(16.6)%	$—	$1,448	$1,472	(1.6)%	$5,597	$5,796	(3.4)%	$—	$5,597	$5,531	1.2%
Non-U.S. Developed	1,039	1,011	2.8	(13)	1,052	1,011	4.1	3,857	3,564	8.2	62	3,795	3,564	6.5
Emerging Markets	643	554	16.1	(15)	658	554	18.8	2,377	2,161	10.0	(49)	2,426	2,161	12.3
Cardiovascular	3,130	3,302	(5.2)	(28)	3,158	3,037	4.0	11,831	11,522	2.7	12	11,819	11,257	5.0
U.S.	1,692	1,581	7.0	—	1,692	1,581	7.0	6,305	6,018	4.8	—	6,305	6,018	4.8
Non-U.S. Developed	482	469	2.8	(11)	493	469	5.1	1,739	1,658	4.9	9	1,730	1,658	4.3
Emerging Markets	371	360	3.1	(10)	381	360	5.8	1,362	1,283	6.2	(25)	1,387	1,283	8.1
Neuroscience	2,545	2,410	5.6	(21)	2,566	2,410	6.5	9,406	8,959	5.0	(16)	9,422	8,959	5.2
U.S.	954	919	3.8	—	954	919	3.8	3,717	3,549	4.7	—	3,759	3,604	4.3
Non-U.S. Developed	805	799	0.8	(17)	822	799	2.9	3,049	2,917	4.5	20	3,055	2,944	3.8
Emerging Markets	439	405	8.4	(5)	444	405	9.6	1,650	1,522	8.4	(4)	1,697	1,579	7.5
Medical Surgical	2,198	2,124	3.5	(22)	2,220	2,124	4.5	8,417	7,989	5.4	16	8,512	8,127	4.7
U.S.	223	199	12.1	—	223	199	12.1	852	849	0.4	—	852	849	0.4
Non-U.S. Developed	337	314	7.3	1	336	314	7.0	1,284	1,106	16.1	37	1,247	1,106	12.7
Emerging Markets	99	82	20.7	(2)	101	82	23.2	352	307	14.7	(6)	358	307	16.6
Diabetes	660	595	10.9	(1)	661	595	11.1	2,488	2,262	10.0	31	2,457	2,262	8.6
U.S.	26	39	(33.3)	—	—	—	—	91	160	(43.1)	—	—	—	—
Non-U.S. Developed	11	35	(68.6)	(2)	—	—	—	50	163	(69.3)	(6)	—	—	—
Emerging Markets	21	39	(46.2)	(1)	—	—	—	81	172	(52.9)	(5)	—	—	—
Other (3)	57	114	(50.0)	(3)	—	—	—	221	495	(55.4)	(12)	—	—	—
U.S.	4,343	4,476	(3.0)	—	4,317	4,171	3.5	16,562	16,373	1.2	—	16,514	16,003	3.2
Non-U.S. Developed	2,674	2,629	1.7	(42)	2,702	2,593	4.2	9,979	9,408	6.1	121	9,828	9,272	6.0
Emerging Markets	1,572	1,440	9.2	(33)	1,584	1,401	13.1	5,823	5,446	6.9	(89)	5,869	5,330	10.1
TOTAL	$8,589	$8,544	0.5%	$(75)	$8,604	$8,165	5.4%	$32,364	$31,227	3.6%	$31	$32,210	$30,604	5.2%
(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Includes historical operations and ongoing transition agreements from businesses the Company has exited or divested, which primarily includes the Company's ventilator product line and the Renal Care Solutions (RCS) business.
(4) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(5) The three and twelve months ended April 26, 2024 excludes $57 million and $111 million, respectively, of inorganic revenue related to the activity noted in (3) and $72 million of unfavorable currency impact and $43 million of favorable currency impact on the remaining segments, respectively. The fiscal year organic revenue calculation reclassifies the first nine months of ventilator product line revenue of $110 million from the Other line to the Acute Care and Monitoring division of the Medical Surgical Portfolio.
(6) The three and twelve months ended April 28, 2023 excludes $379 million and $623 million, respectively, of inorganic revenue related to the following:
•$265 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences in April 2023, which is included in the reported results of the Structural Heart & Aortic division of the Cardiovascular portfolio, and
•$114 million and $358 million, respectively, of inorganic revenue related to the activity noted in (3). The fiscal year organic revenue calculation reclassifies the first nine months of ventilator product line revenue of $138 million from the Other line to the Acute Care and Monitoring division of the Medical Surgical Portfolio.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
(in millions, except per share data)	April 26, 2024	April 28, 2023	April 26, 2024	April 28, 2023
Net sales	$8,589	$8,544	$32,364	$31,227
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	3,044	2,980	11,216	10,719
Research and development expense	675	640	2,735	2,696
Selling, general, and administrative expense	2,765	2,616	10,736	10,415
Amortization of intangible assets	419	423	1,693	1,698
Restructuring charges, net	112	294	226	375
Certain litigation charges, net	44	(30)	149	(30)
Other operating expense (income), net	477	56	464	(131)
Operating profit	1,053	1,565	5,144	5,485
Other non-operating income, net	(4)	(173)	(412)	(515)
Interest expense, net	202	187	719	636
Income before income taxes	856	1,551	4,837	5,364
Income tax provision	196	362	1,133	1,580
Net income	659	1,188	3,705	3,784
Net income attributable to noncontrolling interests	(5)	(9)	(28)	(26)
Net income attributable to Medtronic	$654	$1,179	$3,676	$3,758
Basic earnings per share	$0.49	$0.89	$2.77	$2.83
Diluted earnings per share	$0.49	$0.88	$2.76	$2.82
Basic weighted average shares outstanding	1,322.3	1,330.4	1,327.7	1,329.8
Diluted weighted average shares outstanding	1,325.4	1,332.8	1,330.2	1,332.8
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,589	$3,044	64.6%	$1,053	12.3%	$856	$654	$0.49	22.9%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	419	4.9	419	357	0.27	15.0
Restructuring and associated costs (2)	—	(13)	0.2	152	1.8	152	125	0.09	17.8
Acquisition and divestiture-related items (3)	—	(76)	0.9	611	7.1	611	515	0.39	15.9
Certain litigation charges, net	—	—	—	44	0.5	44	37	0.03	15.9
(Gain)/loss on minority investments (4)	—	—	—	—	—	195	197	0.15	(1.0)
Medical device regulations (5)	—	(21)	0.2	31	0.4	31	27	0.02	12.9
Certain tax adjustments, net	—	—	—	—	—	—	17	0.01	—
Non-GAAP	$8,589	$2,934	65.8%	$2,311	26.9%	$2,309	$1,929	$1.46	16.2%
Currency impact	75	18	0.1	101	0.9			0.07
Currency Adjusted	$8,664	$2,952	65.9%	$2,412	27.8%			$1.53

	Three months ended April 28, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,544	$2,980	65.1%	$1,565	18.3%	$1,551	$1,179	$0.88	23.3%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	423	5.0	423	361	0.27	14.7
Restructuring and associated costs (2)	—	(30)	0.4	372	4.4	372	288	0.22	22.6
Acquisition and divestiture-related items (6)	—	(7)	0.1	139	1.6	139	131	0.10	5.8
Certain litigation charges, net (7)	—	—	—	(30)	(0.4)	(30)	(22)	(0.02)	26.7
(Gain)/loss on minority investments (4)	—	—	—	—	—	(10)	(7)	(0.01)	(20.0)
Medical device regulations (5)	—	(25)	0.3	44	0.5	44	34	0.03	22.7
Certain tax adjustments, net (8)	—	—	—	—	—	—	127	0.10	—
Non-GAAP	$8,544	$2,917	65.9%	$2,512	29.4%	$2,488	$2,091	$1.57	15.8%
See description of non-GAAP financial measures contained in the press release dated May 23, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges predominantly include $439 million of charges related to the February 20, 2024 decision to exit the Company's ventilator product line, which primarily includes long-lived intangible asset impairments and inventory write-downs. In addition, other charges primarily consist of changes in fair value of contingent consideration.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific period.
(6)The charges primarily include changes in the carrying value of the disposal group and other associated costs as a result of the April 2023 sale of half of the Company's Renal Care Solutions (RCS) business, changes in fair value of contingent consideration, business combination costs, and associated costs related to the previously contemplated separation of the PMRI businesses.
(7)Certain litigation includes $35 million related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences in April 2023.
(8)The charge primarily relates to the reduction of deferred tax assets due to the disallowance of certain interest deductions and the change in the reporting currency for certain carryover attributes, and the impact from the sale of half of the Company’s RCS business.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal year ended April 26, 2024
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$32,364	$11,216	65.3%	$5,144	15.9%	$4,837	$3,676	$2.76	23.4%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,693	5.2	1,693	1,435	1.08	15.2
Restructuring and associated costs (2)	—	(55)	0.2	389	1.2	389	323	0.24	17.0
Acquisition and divestiture-related items (3)	—	(100)	0.3	777	2.4	777	664	0.50	14.5
Certain litigation charges	—	—	—	149	0.5	149	118	0.09	20.8
(Gain)/loss on minority investments (4)	—	—	—	—	—	308	305	0.23	0.6
Medical device regulations (5)	—	(81)	0.3	119	0.4	119	97	0.07	18.5
Certain tax adjustments, net (6)	—	—	—	—	—	—	299	0.22	—
Non-GAAP	$32,364	$10,980	66.1%	$8,272	25.6%	$8,273	$6,918	$5.20	16.0%
Currency impact	(31)	(114)	0.3	507	1.6			0.33
Currency Adjusted	$32,333	$10,866	66.4%	$8,779	27.2%			$5.53

	Fiscal year ended April 28, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$31,227	$10,719	65.7%	$5,485	17.6%	$5,364	$3,758	$2.82	29.5%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	1,698	5.4	1,698	1,443	1.08	15.0
Restructuring and associated costs (2)	—	(97)	0.3	647	2.1	647	507	0.38	21.5
Acquisition and divestiture-related items (7)	—	(66)	0.2	345	1.1	345	316	0.24	8.4
Certain litigation charges, net (8)	—	—	—	(30)	(0.1)	(30)	(23)	(0.02)	26.7
(Gain)/loss on minority investments (4)	—	—	—	—	—	(33)	(29)	(0.02)	(6.1)
Medical device regulations (5)	—	(88)	0.3	150	0.5	150	120	0.09	20.0
Debt redemption premium and other charges (9)	—	—	—	—	—	53	42	0.03	20.8
Certain tax adjustments, net (10)	—	—	—	—	—	—	910	0.68	—
Non-GAAP	$31,227	$10,469	66.5%	$8,295	26.6%	$8,194	$7,045	$5.29	13.8%
See description of non-GAAP financial measures contained in the press release dated May 23, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges predominantly include $439 million of charges related to the February 20, 2024 decision to exit the Company's ventilator product line, which primarily includes long-lived intangible asset impairments and inventory write-downs. In addition, other charges primarily consist of changes in fair value of contingent consideration and associated costs related to the previously contemplated separation of the PMRI businesses.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)The net charge primarily relates to an income tax reserve adjustment associated with the June 2023, Israeli Central-Lod District Court decision and the establishment of a valuation allowance against certain net operating losses which were partially offset by a benefit from the change in a Swiss Cantonal tax rate associated with previously established deferred tax assets from intercompany intellectual property transactions and the step up in tax basis for Swiss Cantonal purposes.
(7)The charges predominantly include non-cash pre-tax impairments, primarily related to goodwill, changes in the carrying value of the disposal group, and other associated costs, as a result of the April 2023 sale of half of the Company's Renal Care Solutions (RCS) business; business combination costs, and associated costs related to the previously contemplated separation of the PMRI businesses.
(8)Certain litigation includes $35 million income related to the one-time payment received as a result of the Intellectual Property Agreement entered into with Edwards Lifesciences in April 2023.
(9)The charges relate to the early redemption of approximately $2.3 billion of debt and were recorded within interest expense, net within the consolidated statements of income.
(10)The charge primarily relates to a $764 million reserve adjustment that was a direct result of the U.S. Tax Court opinion, issued in August 2022, on the previously disclosed litigation regarding the allocation of income between Medtronic, Inc. and its wholly owned subsidiary operating in Puerto Rico. Additional charges relate to the reduction of deferred tax assets due to the disallowance of certain interest deductions and the change in the reporting currency for certain carryover attributes, and the amortization on previously established deferred tax assets from intercompany intellectual property transactions.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 26, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$8,589	$2,765	32.2%	$675	7.9%	$477	5.6%	$(4)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(28)	(0.3)	—	—	—	—	—
Acquisition and divestiture-related items (3)	—	(6)	(0.1)	—	—	(530)	(6.2)	—
Medical device regulations (4)	—	(1)	—	(9)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(195)
Non-GAAP	$8,589	$2,731	31.8%	$666	7.8%	$(52)	(0.6)%	$(200)

	Fiscal year ended April 26, 2024
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$32,364	$10,736	33.2%	$2,735	8.5%	$464	1.4%	$(412)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(108)	(0.3)	—	—	—	—	—
Acquisition and divestiture-related items (3)	—	(71)	(0.2)	—	—	(606)	(1.9)	—
Medical device regulations (4)	—	(2)	—	(36)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(308)
Non-GAAP	$32,364	$10,555	32.6%	$2,698	8.3%	$(141)	(0.4)%	$(720)
See description of non-GAAP financial measures contained in the press release dated May 23, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program and consulting expenses.
(3)The charges predominantly include $439 million of charges related to the February 20, 2024 decision to exit the Company's ventilator product line, which primarily includes long-lived intangible asset impairments. In addition, other charges primarily related to changes in fair of contingent consideration and associated costs related to the previously contemplated separation of the PMRI businesses.
(4)The charges represent estimated incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal Year
(in millions)	2024	2023	2022
Net cash provided by operating activities	$6,787	$6,039	$7,346
Additions to property, plant, and equipment	(1,587)	(1,459)	(1,368)
Free Cash Flow (2)	$5,200	$4,580	$5,978
See description of non-GAAP financial measures contained in the press release dated May 23, 2024.
(1)The data in this schedule has been intentionally rounded to the nearest million, and therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	April 26, 2024	April 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,284	$1,543
Investments	6,721	6,416
Accounts receivable, less allowances and credit losses of $173 and $176, respectively	6,128	5,998
Inventories, net	5,217	5,293
Other current assets	2,584	2,425
Total current assets	21,935	21,675
Property, plant, and equipment, net	6,131	5,569
Goodwill	40,986	41,425
Other intangible assets, net	13,225	14,844
Tax assets	3,657	3,477
Other assets	4,047	3,959
Total assets	$89,981	$90,948
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$1,092	$20
Accounts payable	2,410	2,662
Accrued compensation	2,375	1,949
Accrued income taxes	1,330	840
Other accrued expenses	3,582	3,581
Total current liabilities	10,789	9,051
Long-term debt	23,932	24,344
Accrued compensation and retirement benefits	1,101	1,093
Accrued income taxes	1,859	2,360
Deferred tax liabilities	515	708
Other liabilities	1,365	1,727
Total liabilities	39,561	39,283
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,311,337,531 and 1,330,809,036 shares issued and outstanding, respectively	—	—
Additional paid-in capital	23,129	24,590
Retained earnings	30,403	30,392
Accumulated other comprehensive loss	(3,318)	(3,499)
Total shareholders’ equity	50,214	51,483
Noncontrolling interests	206	182
Total equity	50,420	51,665
Total liabilities and equity	$89,981	$90,948

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2024	2023	2022
Operating Activities:
Net income	$3,705	$3,784	$5,062
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,647	2,697	2,707
Provision for credit losses	90	73	58
Deferred income taxes	(508)	(226)	(604)
Stock-based compensation	393	355	359
Loss on debt extinguishment	—	53	—
Asset impairments and inventory write-downs	371	—	515
Other, net	573	270	138
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(391)	(576)	(477)
Inventories, net	(139)	(939)	(560)
Accounts payable and accrued liabilities	391	696	213
Other operating assets and liabilities	(345)	(148)	(65)
Net cash provided by operating activities	6,787	6,039	7,346
Investing Activities:
Acquisitions, net of cash acquired	(211)	(1,867)	(91)
Additions to property, plant, and equipment	(1,587)	(1,459)	(1,368)
Purchases of investments	(7,748)	(7,514)	(9,882)
Sales and maturities of investments	7,441	7,343	9,692
Other investing activities, net	(261)	4	(10)
Net cash used in investing activities	(2,366)	(3,493)	(1,659)
Financing Activities:
Change in current debt obligations, net	1,073	—	—
Proceeds from short-term borrowings (maturities greater than 90 days)	—	2,284	—
Repayments from short-term borrowings (maturities greater than 90 days)	—	(2,279)	—
Issuance of long-term debt	—	5,409	—
Payments on long-term debt	—	(6,012)	(1)
Dividends to shareholders	(3,666)	(3,616)	(3,383)
Issuance of ordinary shares	284	308	429
Repurchase of ordinary shares	(2,138)	(645)	(2,544)
Other financing activities	(3)	(409)	163
Net cash used in financing activities	(4,450)	(4,960)	(5,336)
Effect of exchange rate changes on cash and cash equivalents	(230)	243	(231)
Net change in cash and cash equivalents	(259)	(2,171)	121
Cash and cash equivalents at beginning of period	1,543	3,714	3,593
Cash and cash equivalents at end of period	$1,284	$1,543	$3,714
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,622	$1,548	$996
Interest	826	606	540

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.